    As filed with the Securities and Exchange Commission on November 8, 1995
                                                       Registration No. 33-99144
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              --------------------

                         SUMMIT FAMILY RESTAURANTS INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                    87-0264039
        (State or other jurisdiction of                      (I.R.S. Employer
         incorporation or organization)                     Identification No.)

                              --------------------

                               440 Lawndale Drive
                           Salt Lake City, Utah 84115
                    (Address of Principal Executive Offices,
                               including Zip Code)

             SUMMIT FAMILY RESTAURANTS INC. 1992 STOCK OPTION PLAN, FORMERLY KNOWN AS JB'S RESTAURANTS, INC. 1992 STOCK OPTION PLAN

                            (Full title of the plan)

     CHARLOTTE L. MILLER                                 Copy to:
Summit Family Restaurants Inc.                       RICHARD G. BROWN
      440 Lawndale Drive                    Kimball, Parr, Waddoups, Brown & Gee
 Salt Lake City, Utah  84115                 185 South State Street, Suite 1300
        (801) 463-5500                           Salt Lake City, Utah 84111
 (Name, address and telephone                          (801) 532-7840
 number, including area code,
    of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                            Proposed         Proposed
                                                            Maximum          Maximum
                                                            Offering         Aggregate         Amount of
      Title of Securities to be          Amount to be       Price per        Offering         Registration
              Registered                  Registered        Share(1)         Price(1)            Fee(1)
----------------------------------------------------------------------------------------------------------
 Common Stock, $.10 par value  . . .    600,000 shares        $4.43        $2,660,172.00        $918.00
==========================================================================================================

(1) Estimated pursuant to Rule 457(h)(1) for purposes of calculating the registration fee. With respect to 151,000 shares of the 600,000 being registered, the offering price per share, aggregate offering price and registration fee have been calculated upon the basis of the exercise price at which such options may be exercised, pursuant to Rule 457(h)(1). With respect to the remaining 449,000 shares being registered, for which the exercise price is not known, the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the NASDAQ Stock Market (National Market System) on November 3, 1995.

================================================================================

         The Registrant has previously filed a Registration Statement on Form S-8 (No. 33-62152) (the "Previous Registration Statement") with respect to 460,000 shares to be issued under the Summit Family Restaurants Inc. 1992 Stock Option Plan. This S-8 Registration Statement registers 600,000 additional shares of Common Stock issuable pursuant to the Summit Family Restaurants Inc. 1992 Stock Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Previous Registration Statement are hereby incorporated by reference in this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The description of the Registrant's Common Stock, $.10 par value, contained in the Registrant's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description, is hereby incorporated by reference.

ITEM 8.  EXHIBITS.

         INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS

         4.1     Certificate of Incorporation(1)

         4.2 Certificate of Amendment of the Certificate of Incorporation of JB's Restaurants, Inc. dated February 25, 1987(2)

         4.3 Certificate of Amendment of the Certificate of Incorporation of JB's Restaurants, Inc. dated April 4, 1995

         4.4     Bylaws(1)

         4.5     Amendment to Bylaws dated November 19, 1992(3)

         4.6     Amendment to Bylaws dated October 27, 1993(4)

         4.7 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, dated October 11, 1993(4)

         4.8 1992 Stock Option Plan as amended April 8, 1994 and November 18, 1994(5)

         OPINION RE LEGALITY

         5       Opinion of Kimball, Parr, Waddoups, Brown & Gee

---------------------

    (1) Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 29, 1985 and incorporated herein by reference.

    (2) Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 27, 1987 and incorporated herein by reference.

    (3) Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 28, 1992 and incorporated herein by reference.

    (4) Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 27, 1993 and incorporated herein by reference.

    (5) Previously filed with the Commission as an exhibit to the Company's Annual Report on Form 10-K for the year ended September 26, 1994 and incorporated herein by reference.

         CONSENTS OF EXPERTS AND COUNSEL

         23.1    Consent of Kimball, Parr, Waddoups, Brown & Gee (included in
                 Exhibit 5)

         23.2    Consent of KPMG Peat Marwick LLP

         POWER OF ATTORNEY

         24.1    Powers of Attorney (included on page 4 hereof)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah on November 4, 1995.

                                       SUMMIT FAMILY RESTAURANTS INC.


                                       By:/s/ Don M. McComas
                                          -------------------------------------
                                          Don M. McComas
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Don M. McComas and David E. Pertl, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

Signature                                   Title                           Date
---------                                   -----                           ----
                                  Director, Chairman                            , 1995
------------------------------    of the Board                        ----------
Clark D. Jones


/s/ Don M. McComas                Director, President                 November 4, 1995
------------------------------    and Chief Executive
Don M. McComas                    Officer (Principal
                                  Executive Officer)


/s/ David E. Pertl                Senior Vice President,              November 6, 1995
------------------------------    Chief Financial Officer
David E. Pertl                    and Treasurer (Principal
                                  Financial and Accounting
                                  Officer)


                                  Director                                      , 1995
------------------------------                                        ----------
Frederick L. Bryant


/s/ Norman N. Habermann           Director                            November 3, 1995
------------------------------
Norman N. Habermann


/s/ Carl R. Hays                  Director                            November 2, 1995
------------------------------
Carl R. Hays

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

                                  Director                                      , 1995
------------------------------                                        ----------
Norton Parker


/s/ William L. Paternotte         Director                            November 2, 1995
------------------------------
William L. Paternotte



/s/ Ronald N. Paul                Director                            November 3, 1995
------------------------------
Ronald N. Paul



                                  Director                                      , 1995
------------------------------                                        ----------
Thomas J. Russo

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